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                                                                     Exhibit 4.3

                                                                  EXECUTION COPY
                              TAG ALONG AGREEMENT

     THIS AGREEMENT, dated August 2, 2000, is by and among (i) Focal Communications Corporation, a Delaware corporation (the "Company"), (ii) Madison
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Dearborn Capital Partners, L.P., a Delaware limited partnership ("MDCP"),
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Frontenac VI, L.P., a Delaware limited partnership ("Frontenac"), Battery
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Ventures III, L.P., a Delaware limited partnership ("BV", and collectively with
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MDCP and Frontenac, the "Institutional Stockholders"), and (iii)(A) Robert C.
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Taylor, Jr. ("Taylor"), Mistral Partners, L.P. ("Taylor FLP", and collectively
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with Taylor, the "Taylor Group"), (B) John R. Barnicle ("Barnicle"), JRB
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Partners, L.P. ("Barnicle FLP", and collectively with Barnicle, the "Barnicle
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Group"), (C) Joseph A. Beatty ("Beatty"), and Coventry Court Partners, L.P.
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("Beatty FLP," and collectively with Beatty, the "Beatty Group."  Taylor, Taylor
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FLP, Barnicle, Barnicle FLP, Beatty, and Beatty FLP are collectively referred to as the "Founding Stockholders").  Capitalized terms not otherwise defined in
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this Agreement are used in this Agreement with the meanings assigned to such terms in the Stockholders Agreement, dated November 27, 1996, by and among the Company and the stockholders thereof that were a party to such agreement, as amended (the "Stockholders Agreement").
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                                   RECITALS

     A. The Institutional Stockholders and the Founding Stockholders have determined that it is in their respective best interests to establish an agreement to enable the Founding Stockholders to participate in certain sales of common stock, par value $.01 per share, of the Company ("Common Stock") by the
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Institutional Stockholders as provided in this Agreement.

     B. It is in the Company's best interest to have notice of the communications among the parties under and to otherwise act as provided in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.  Sale Notice.  If an Institutional Stockholder desires to Transfer
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shares of Common Stock other then in (a) an underwritten public offering or (b)
a Permitted Transfer, the Institutional Stockholder(s) desiring to make such Transfer (the "Transferring Institutional Stockholder(s)") shall deliver written
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notice (a "Sale Notice") to the Company, the other Institutional Stockholders,
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and the Founding Stockholders specifying in reasonable detail the identity of the prospective transferee(s), the number of shares to be transferred ("Offered
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Shares"), and the terms and conditions of the Transfer.
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     2.  Tag Along Rights.  (a) A Founding Stockholder may participate in any
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sale that is the subject of a Sale Notice by providing written notice of such
Founding Stockholder's desire to participate in such sale (a "Tag Along Notice")
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to the Company and the Institutional Stockholder(s) that provided the Sale
Notice by 5:00 p.m. Chicago time on the tenth day after the date of the Sale Notice.
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     (b)  If a Founding Stockholder elects to participate in a Transfer under
Section 2(a), the Transferring Institutional Stockholder(s) and such electing Founding Stockholder(s) shall each be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of shares of Common Stock equal to the product of (i) the quotient determined by dividing (A) the number of shares of Common Stock owned by such Person by (B) the number of shares of Common Stock owned by all Institutional Stockholders and Founding Stockholders participating in such Transfer (including the Transferring Institutional Stockholder(s)), and (ii) the number of Offered Shares specified in the Sale Notice.

     (c) Each Transferring Institutional Stockholder shall use its best efforts to obtain the agreement of the prospective transferee(s) to the participation of the participating Founding Stockholder(s) in any contemplated Transfer, and no Transferring Institutional Stockholder shall transfer any Offered Shares to any prospective transferee unless (i) such prospective transferee agrees to the participation of the participating Founding Stockholder(s) in such Transfer or
(ii) the Transferring Institutional Stockholder purchases from each participating Founding Stockholder(s) the same number of shares (on the same date, at the same price, and on the same terms) that such participating Founding Stockholder(s) would have been entitled to sell had the prospective transferee so agreed.

     (d) Each Stockholder transferring shares under this Section 2 shall pay its ratable share (based on the number of shares of Common Stock to be transferred by such Stockholder) of the aggregate expense incurred by the Transferring Institutional Stockholders and the transferring Founding Stockholders in connection with such transfer and shall be obligated to join ratably (based on the number of shares of Common Stock to be sold) in any indemnification or other obligations that the Transferring Institutional Stockholder agrees to provide in connection with such Transfer (other than any such obligations that relate specifically to a particular Stockholder, such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder's title to and ownership of shares); provided that no holder shall be obligated in connection with such Transfer to
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agree to indemnify or hold harmless the transferee(s) with respect to an amount in excess of the net cash proceeds paid to such holder in connection with such Transfer.

     3.   Transferees.  Prior to transferring any Common Stock in a Permitted
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Transfer to any Person, the Transferring Institutional Stockholder shall cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company and the other Institutional Stockholders and Founding Stockholders a written counterpart of this Agreement.

     4.   Transfers in Violation of Agreement.  Any Transfer or attempted
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Transfer of any Common Stock in violation of this Agreement shall be null and void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Common Stock as the owner of such shares for any purpose.

     5.   Amendment and Waiver.  Except as otherwise provided herein, no
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modification, amendment, or waiver of any provision of this Agreement shall be effective unless such modification, amendment, or waiver is approved in writing by all of the Institutional Stockholders and all of the Founding Stockholders. The failure of any party to enforce any of

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the provisions of this Agreement shall not be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     6.  Severability.  Whenever possible, each provision of this Agreement
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shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect the validity, legality, or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality, or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

     7.  Entire Agreement.  This Agreement constitutes the complete agreement
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and understanding among the parties with respect to the subject matter hereof and supersedes and preempts any prior or contemporary understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     8.  Successors and Assigns.  This Agreement shall bind and inure to the
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benefit of, and be enforceable by, the Company, the Institutional Stockholders, the Founding Stockholders, and their respective transferees that receive shares of Common Stock in a Permitted Transfer, provided that if any of the Taylor
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Group, the Barnicle Group, or the Beatty Group, or the transferee of a Founding
Stockholder that receives shares of Common Stock in a Permitted Transfer, holds fewer than 500,000 shares of Common Stock, the parties that are constituents of such group, or such transferee, as the case may be, shall automatically be withdrawn as a party to this Agreement.

     9.  Counterparts.  This Agreement may be executed in multiple counterparts,
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each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     10. Remedies.  The parties may enforce their rights under this Agreement
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specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights existing in their favor.

     11. Notices.  Any notice provided for in this Agreement shall be in
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writing and shall be deemed to have been given when personally delivered or one business may after being sent by reputable overnight courier service (charges prepaid) to the address listed on the attached Exhibit A to any subsequent
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holder of Common Stock subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

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     12.  Governing Law.  All issues and questions concerning the construction,
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validity, interpretation, and enforceability of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

     13.  Business Days.  If any time period for giving notice or taking action
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hereunder expires on a day that is a Saturday, Sunday, or holiday on which the
Nasdaq National Market is closed, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday, or holiday.

     14.  Descriptive Headings.  The descriptive headings of this Agreement are
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inserted for convenience only and do not constitute a part of this Agreement.

            [The remainder of this page intentionally left blank.]

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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        MADISON DEARBORN CAPITAL
                                        PARTNERS L.P.
                                        By Madison Dearborn Partners, L.P., its
______________________________________
John R. Barnicle                        General Partner
                                        By Madison Dearborn Partners, Inc., its
JRB PARTNERS, INC.                      General Partner

By ___________________________________  By __________________________________
   John R. Barnicle, General Partner       Its _______________________________



                                        FRONTENAC VI, L.P.
______________________________________
Joseph A. Beatty                        By Frontenac Company, its General
                                        Partner


COVENTRY COURT PARTNERS, L.P.           By __________________________________
                                           Its _______________________________
By ___________________________________
   Joseph A. Beatty, General Partner

                                        BATTERY VENTURES III, L.P.
______________________________________
Robert C. Taylor, Jr.                   By Battery Partners III, L.P., its
                                        General Partner

MISTRAL PARTNERS, L.P.                  By __________________________________
                                           Its _______________________________
By ___________________________________
   Robert C. Taylor, Jr., General
    Partner

                                        FOCAL COMMUNICATIONS CORPORATION

                                        By: __________________________________
                                            Its _______________________________

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